Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Lightwave Logic, Inc.

We hereby consent to your incorporation of our audit report, dated April 1, 2013, relating to the financial statements of Lightwave Logic, Inc. as of and for the years ended December 31, 2012 and 2011 and for the period from January 1, 2004 (inception of development stage) through December 31, 2012, in the Registration Statement on Form S-8 of Lightwave Logic, Inc. dated July 12, 2013.

/s/ Morison Cogen LLP

Bala Cynwyd, Pennsylvania

Date: July 12. 2013